Exhibit 99.1

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

FIRST QUARTER 2015 FINANCIAL RESULTS

Company Increases CY 2015 Revenues and EPS Outlook

Company Delivered Record Q1 Non-GAAP Digital Revenues of Over $500 Million,
Representing an All-Time Record Percentage of Total Revenues

Santa Monica, CA – May 6, 2015 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the first quarter of 2015.

	First Quarter
(in millions, except EPS)	2015	Prior Outlook*	2014
GAAP Net Revenues	$1,278	$1,140	$1,111
EPS	$0.53	$0.37	$0.40
Non-GAAP Net Revenues	$703	$640	$772
EPS	$0.16	$0.05	$0.19

*Prior outlook was provided by the company on February 5, 2015 in its earnings release.

For the quarter ended March 31, 2015, Activision Blizzard’s GAAP net revenues were $1.28 billion, as compared with $1.11 billion for the first quarter of 2014.   On a non-GAAP basis, the company’s net revenues were $703 million, as compared with $772 million for the first quarter of 2014.  For the first quarter, GAAP net revenues from digital channels were a record $581 million and represented a Q1 record 45% of the company’s total revenues.  On a non-GAAP basis, net revenues from digital channels were a Q1 record $538 million and represented a record 76% of the company’s total revenues.

For the quarter ended March 31, 2015, Activision Blizzard’s GAAP earnings per diluted share were a record $0.53, as compared with $0.40 for the first quarter of 2014.  On a non-GAAP basis, the company’s earnings per diluted share were $0.16, as compared with $0.19 for the first quarter of 2014.

On a constant FX basis, non-GAAP revenues and EPS were flat year-over-year, despite a lighter Q1 slate this year, given strong trends with ongoing monetization.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

1

Activision Blizzard Announces Q1 2015 Financial Results

Bobby Kotick, Chief Executive Officer of Activision Blizzard, said, “This quarter, we were recognized by FORTUNE as one of the ‘100 Best Companies to Work For®.’ Our biggest accomplishment remains our ability to attract and retain so many talented, capable, driven and hard-working people with an unyielding commitment to excellence.”

Kotick added, “Our talented teams around the world continue to create experiences that inspire our audiences. In the last 12 months, we had over 150 million active users around the world who played our games for more than 12 billion hours and spectators who watched over a billion hours of linear programming based on our games. In the past year, Activision Blizzard’s communities grew by more than 25%.”

Kotick continued, “This deepening level of engagement with a widening base of players across our franchises is what drove another successful quarter. We delivered better-than-expected Q1 results, increased our 2015 non-GAAP revenue outlook to $4.425 billion and earnings per share outlook to $1.20. Last quarter, on a non-GAAP basis, we delivered record higher-margin digital revenues of over half a billion dollars – a Q1 record on an absolute basis and an all-time high on a percentage basis.”

Selected Business Highlights:

•                 Activision Publishing’s Destiny and Blizzard Entertainment’s Hearthstone®: Heroes of Warcraft™ combined now have more than 50 million registered players and nearly $1 billion in non-GAAP revenues1 life-to-date.

•                 Activision Publishing had the biggest Q1 online player community in its history, up a double digit percentage year over year.  Activision Publishing also had 2 of the top 5 videogame franchises in North America and Europe year-to-date and continues to have 3 of the top 5 next generation games life-to-date – with Call of Duty: Advanced Warfare remaining the No. 1 title, as it has since its launch six months ago.2   Including toys, Skylanders was also the No. 1 console franchise and title globally in Q1, outsold the No. 1 action figure line globally, and was the No. 1 kids console franchise and title globally.3

•                 Activision Publishing’s Call of Duty franchise Q1 sales increased by a double-digit percentage year-over-year due to the strong sell-through of Call of Duty: Advanced Warfare and growing online revenues per user across the franchise.  There has been early success of the new micro-transaction offerings which have helped drive increased engagement and monetization.

•                 On March 29, 2015, the company held its third annual Call of Duty® Championship, presented by Xbox, the biggest eSports first-person action tournament of the year where 32 professional teams competed for $1 million.

•                 In January, Activision Publishing’s Call of Duty Online entered open beta in China, in partnership with Tencent.  The open beta marks an historic first for the Call of Duty franchise as it expands into the world’s largest gaming market.

2

Activision Blizzard Announces Q1 2015 Financial Results

•                 Activision Publishing’s Destiny continues to have strong engagement, with active players playing about 3 hours per day, along with strong digital sales and expansion attach rates.  Additionally, Destiny was awarded Game of the Year by the British Academy of Film and Television Arts, a prestigious addition to the 31 Game of the Year awards that Destiny has been honored with to date.

•                 Blizzard Entertainment had the largest Q1 online player community in its history, up a double digit percentage year over year despite no major launches in the quarter. As expected and consistent with our experience following prior expansions, we saw a decline in the World of Warcraft subscriber number.  Subscribers ended the quarter at 7.1 million.  World of Warcraft’s revenue performance at constant FX has been more stable, driven by continued strong uptake on value added services, and price increases in select regions, which partially offset subscriber declines, particularly in the East. World of Warcraft remains the No. 1 subscription-based MMORPG in the world.

•                 Blizzard Entertainment’s Heroes of the Storm™, which has had over 11 million beta sign-ups, entered closed beta in January.  The Founder’s Pack, released in the quarter for $39.99, granted immediate access to the beta, along with a selection of heroes, skins and more.

•                 Blizzard Entertainment’s Hearthstone: Heroes of Warcraft had steady engagement and revenues quarter over quarter, despite no new content releases this quarter. This was driven by sustained pickup of the Goblins vs Gnomes™ expansion content, which was released in the previous quarter.

•                 On March 31, 2015, Blizzard Entertainment kicked off closed beta testing for StarCraft® II: Legacy of the Void™, the third installment of the company’s real-time strategy sequel.  Legacy of the Void will be a standalone product that doesn’t require any prior releases, so it will be easier than ever for players to get into the game and experience all of the latest content.

Company Outlook:

•                 On April 14, 2015, Activision Publishing unveiled Guitar Hero® Live, bringing back the pop culture phenomenon that previously reached over 40 million players in North America and Europe, and was the fastest console franchise to reach $1 billion.4  The re-imagined experience will be available on consoles, tablets, and mobile phones this fall.

•                On April 26, 2015, Activision Publishing and Treyarch revealed the highly anticipated Call of Duty: Black Ops III.  The sequel to the most played series in Call of Duty history will be available on November 6.  The company also announced an upcoming multiplayer Beta, a first for Call of Duty on next generation consoles.  Fans who pre-order the game now will get access to the Beta.

3

Activision Blizzard Announces Q1 2015 Financial Results

•                 On April 2, 2015, Blizzard Entertainment released Blackrock Mountain, the second Hearthstone: Heroes of Warcraft Adventure. Additionally, on April 14, the game was released on iOS® and Android™ mobile phones. The smartphone release helped propel the franchise to over 30 million registered players and the #1 download spot for mobile games in more than 25 countries.

•                 On April 7, 2015, Blizzard Entertainment launched the WoW Token System, which enables World of Warcraft players to exchange game-time Tokens, purchased at $20, to other players for in-game gold. This serves the dual purpose of enabling players to pay for their subscriptions with their gold and providing players with a secure method for purchasing gold in-game.

•                 On April 23, 2015, Blizzard Entertainment and NetEase, Inc. announced that Sanctuary’s gates have been thrown open to all Chinese heroes, as open beta testing for Blizzard Entertainment’s award-winning action role-playing game Diablo® III: Reaper of Souls™ has gone live in China.  Approximately 3 million people signed up to play the beta in China, and the game has already sold 1 million units across two offerings: the Premium Package for approximately $32 (RMB198) and the Digital Deluxe Package for approximately $64 (RMB388).

•                 On June 2, 2015, Blizzard Entertainment expects to launch Heroes of the Storm after an open beta testing period commencing May 19. The release follows on the heels of the epic finale of the Heroes of the Dorm™ collegiate eSports tournament, which was aired live during primetime on April 26 on ESPN2, the network’s first-ever live telecast of a collegiate eSports event. Students from more than 460 schools across the U.S. and Canada competed for hundreds of thousands of dollars in tuition and other prizes.

•                 Blizzard Entertainment expects to begin beta testing for Overwatch™ in fall 2015.

•                Blizzard Entertainment announced that its ninth BlizzCon® will be returning to the Anaheim Convention Center on Friday, November 6 and Saturday, November 7.  Tickets went on sale in two batches in April and quickly sold out.

•                 Given the weakening of foreign currencies versus the U.S. dollar, the company’s 2015 international revenues and earnings are expected to be translated at lower rates than in 2014. This impacts the company’s 2015 outlook as compared to 2014 actual results given approximately 50% of the company’s revenues, and a higher percentage of profits, are generated outside the U.S. See comparison table, below.

4

Activision Blizzard Announces Q1 2015 Financial Results

Activision Blizzard’s second quarter and calendar year 2015 outlook is, as follows:

	Prior Outlook*		Current Outlook
(in millions, except EPS)	GAAP Outlook	Non-GAAP Outlook	GAAP Outlook	Non-GAAP Outlook
CY 2015
Net Revenues	$4,140	$4,400	$4,250	$4,425
EPS	$0.89	$1.15	$0.98	$1.20
Fully Diluted Shares**	750	750	750	750
Q2 2015
Net Revenues	N/A	N/A	$930	$650
EPS	N/A	N/A	$0.21	$0.07
Fully Diluted Shares**	N/A	N/A	745	745

The following table compares our CY14 actual earnings per share to CY15 outlook earnings per share.

	Comparison
EPS	Feb 5. Non-GAAP Outlook*	Current Non-GAAP Outlook	Change
CY14 - Actuals	$1.42	$1.42	–
Slate / Operations	(0.05)	0.01	0.06
Foreign Currency	(0.14)	(0.15)	(0.01)
Tax Rate & Share Count	(0.08)	(0.08)	–
CY15 - Outlook	$1.15	$1.20	0.05

Currency Assumptions for 2015 Outlook (Q2-Q4):

•                 $1.11 USD/Euro for current outlook (vs. $1.13 for prior outlook and a $1.33 average for 2014)

•                 $1.54 USD/British Pound Sterling for current outlook (vs. $1.51 for prior outlook and a $1.65 average for 2014)

•                 Note: Revenue and EPS increase if the Euro or British Pound Sterling strengthen vs. USD

*   Prior outlook was provided by the company on February 5, 2015 in its earnings release

** Fully diluted weighted average shares include participating securities and dilutive options on a weighted average basis.

5

Activision Blizzard Announces Q1 2015 Financial Results

Debt Repayment and Cash Dividend

Activision Blizzard repaid $250 million of its outstanding Term Loan B on February 11, 2015. Additionally, the company plans to pay a cash dividend of $0.23 per common share on May 13th to shareholders of record at the close of business on March 30, 2015.  The company did not make any share repurchases during the first quarter under its $750 million share repurchase authorization ending February 2017.

Conference Call

            Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended March 31, 2015 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 877-419-6594 in the U.S. with passcode 3922518.

About Activision Blizzard

Activision Blizzard, Inc. is the largest and most profitable western interactive entertainment publishing company. It develops and publishes some of the most successful and beloved entertainment franchises in any medium, including Call of Duty, Call of Duty Online, Destiny, Skylanders, World of Warcraft, StarCraft, Diablo, and Hearthstone: Heroes of Warcraft. The company is one of the FORTUNE “100 Best Companies To Work For®” 2015.

Headquartered in Santa Monica, California, it maintains operations throughout the United States, Europe, and Asia. Activision Blizzard develops and publishes games on all leading interactive platforms and its games are available in most countries around the world. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

1 Life to date, combined GAAP revenues from Hearthstone: Heroes of Warcraft and Destiny were more than $760 million.

2 The NPD Group and GfK Chart-Track, including toys and accessories

3 The NPD Group and GfK Chart-Track and Activision Blizzard internal estimates, including toys and accessories

4 The NPD Group and GfK Chart-Track

Subscriber Definition:  World of Warcraft subscribers include individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet Game Room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or cancelled subscriptions, and expired prepaid cards. Subscribers in licensees’ territories are defined along the same rules.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

6

Activision Blizzard Announces Q1 2015 Financial Results

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses (including legal fees, costs, expenses and accruals) related to the acquisition of 429 million shares of our common stock on October 11, 2013 from Vivendi, pursuant to the stock purchase agreement dated July 25, 2013 and the $4.75 billion debt financings related thereto; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenues attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred revenues and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred revenues and the related cost of sales provides a much more timely indication of trends in our operating results.

7

Activision Blizzard Announces Q1 2015 Financial Results

Cautionary Note Regarding Forward-looking Statements:  The statements contained in this press release that are not historical facts are forward-looking statements, including, but not limited to, statements about (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to product releases; (3) statements of future financial or operating performance; and (4) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risk, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict.

The Company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward looking statements. Such factors include, but are not limited to: sales levels of Activision Blizzard’s titles; increasing concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres, and preferences among hardware platforms; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; adoption rate and availability of new hardware (including peripherals) and related software, particularly during the console transitions; counterparty risks relating to customers, licensees, licensors and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality titles;  changing business models, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition including from used games and other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive game market; litigation risks and associated costs; protection of proprietary rights; shifts in consumer spending trends; capital market risks; applicable regulations; domestic and international economic, financial and political conditions and policies; tax rates and foreign exchange rates; the impact of the current macroeconomic environment; and the other factors identified in “Risk Factors” included in Part I, Item 1A of Activision Blizzard’s most recent annual report on Form 10-K.

The forward-looking statements in this presentation are based on information available to the Company as of the date of this press release and, while believed to be true when made, may ultimately prove to be incorrect.  The Company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company’s assumptions or otherwise.  The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the original date of this press release, May 6, 2015, or to reflect the occurrence of unanticipated events.

###

(Tables to Follow)

For Information Contact:

Amrita Ahuja	Mary Osako
SVP, Investor Relations	SVP, Global Communications
(310) 255-2075	(424) 322-5166
Amrita.Ahuja@Activision.com	Mary.Osako@Activision.com

8

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended March 31,
	2015	2014

Net revenues:
Product sales	$784	$769
Subscription, licensing and other revenues [1]	494	342
Total net revenues	1,278	1,111

Costs and expenses:
Cost of sales - product costs	209	225
Cost of sales - online	53	58
Cost of sales - software royalties and amortization	148	57
Cost of sales - intellectual property licenses	3	2
Product development	145	143
Sales and marketing	92	104
General and administrative	86	95
Total costs and expenses	736	684
Operating income	542	427
Interest and other expense, net	50	51
Income before income tax expense	492	376
Income tax expense	98	83
Net income	$394	$293

Basic earnings per common share [2]	$0.54	$0.40
Weighted average common shares outstanding	723	709

Diluted earnings per common share [2]	$0.53	$0.40
Weighted average common shares outstanding assuming dilution	731	720

1 Subscription, licensing and other revenues represents revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

2 The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 10 million and 17 million for the three months ended March 31, 2015 and 2014, respectively.  Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $387 million for the three months ended March 31, 2015 as compared to total net income of $394 million for the same period. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $285 million for the three months ended March 31, 2014 as compared to total net income of $293 million for the same period.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$4,465	$4,848
Short-term investments	5	10
Accounts receivable, net	208	659
Inventories, net	102	123
Software development	358	452
Intellectual property licenses	5	5
Deferred income taxes, net	365	368
Other current assets	355	444
Total current assets	5,863	6,909
Long-term investments	9	9
Software development	46	20
Intellectual property licenses	18	18
Property and equipment, net	158	157
Other assets	138	85
Intangible assets, net	28	29
Trademark and trade names	433	433
Goodwill	7,084	7,086
Total assets	$13,777	$14,746

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$123	$325
Deferred revenues	1,161	1,797
Accrued expenses and other liabilities	615	592
Total current liabilities	1,899	2,714
Long-term debt, net	4,075	4,324
Deferred income taxes, net	124	114
Other liabilities	441	361
Total liabilities	6,539	7,513
Shareholders’ equity:
Common stock	---	---
Additional paid-in capital	9,968	9,924
Treasury stock	(5,709)	(5,762)
Retained earnings	3,598	3,374
Accumulated other comprehensive income (loss)	(619)	(303)
Total shareholders’ equity	7,238	7,233
Total liabilities and shareholders’ equity	$13,777	$14,746

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended March 31, 2015		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,278	$209	$53	$148	$3	$145	$92	$86	$736
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(575)	(113)	-	(100)	-	-	-	-	(213)
Less: Stock-based compensation	(b)	-	-	-	(4)	-	(7)	(2)	(10)	(23)
Less: Amortization of intangible assets	(c)	-	-	-	-	(1)	-	-	-	(1)
Non-GAAP Measurement		$703	$96	$53	$44	$2	$138	$90	$76	$499

Three Months Ended March 31, 2015		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$542	$394	$0.54	$0.53
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(362)	(295)	(0.40)	(0.40)
Less: Stock-based compensation	(b)	23	16	0.02	0.02
Less: Amortization of intangible assets	(c)	1	1	-	-
Non-GAAP Measurement		$204	$116	$0.16	$0.16

Three Months Ended March 31, 2014		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,111	$225	$58	$57	$2	$143	$104	$95	$684
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(339)	(95)	-	(25)	-	-	-	-	(120)
Less: Stock-based compensation	(b)	-	-	-	(7)	-	(8)	(2)	(13)	(30)
Less: Amortization of intangible assets	(c)	-	-	-	-	(2)	-	-	-	(2)
Non-GAAP Measurement		$772	$130	$58	$25	$-	$135	$102	$82	$532

Three Months Ended March 31, 2014		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$427	$293	$0.40	$0.40
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(219)	(171)	(0.24)	(0.23)
Less: Stock-based compensation	(b)	30	18	0.03	0.02
Less: Amortization of intangible assets	(c)	2	1	-	-
Non-GAAP Measurement		$240	$141	$0.19	$0.19

(a) Reflects the net change in deferred revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $113 million for the three months ended March 31, 2015 as compared to total non-GAAP net income of $116 million for the same period.  Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $136 million for the three months ended March 31, 2014 as compared to total non-GAAP net income of $141 million for the same period.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 723 million, participating securities of approximately 10 million, and dilutive shares of 8 million during the three months ended March 31, 2015.

For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 709 million, participating securities of approximately 17 million, and dilutive shares of 11 million during the three months ended March 31, 2014.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2015 and 2014

(Amounts in millions)

	Three Months Ended
	March 31, 2015		March 31, 2014		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$649	51%	$659	59%	$(10)	(2)%
Digital online channels[1]	581	45	379	34	202	53
Total Activision and Blizzard	1,230	96	1,038	93	192	18

Distribution	48	4	73	7	(25)	(34)
Total consolidated GAAP net revenues	1,278	100	1,111	100	167	15

Change in Deferred Revenues[2]
Retail channels	(532)		(487)
Digital online channels[1]	(43)		148
Total changes in deferred revenues	(575)		(339)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	117	17	172	22	(55)	(32)
Digital online channels[1]	538	76	527	68	11	2
Total Activision and Blizzard	655	93	699	91	(44)	(6)

Distribution	48	7	73	9	(25)	(34)
Total non-GAAP net revenues[3]	$703	100%	$772	100%	$(69)	(9)%

1 Net revenues from digital online channels represent revenues from subscriptions, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

2 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.

3 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

4 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2015 and 2014

(Amounts in millions)

	Three Months Ended
	March 31, 2015		March 31, 2014		$ Increase	% Increase
	Amount	% of Total[6]	Amount	% of Total[6]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	$272	21%	$201	18%	$71	35%
PC	114	9	100	9	14	14

Next-generation (PS4, Xbox One, Wii U)	434	34	108	10	326	NM
Prior-generation (PS3, Xbox 360, Wii)	324	25	546	49	(222)	(41)
Total console[2]	758	59	654	59	104	16

Mobile and other[5]	86	7	83	7	3	4

Total Activision and Blizzard	1,230	96	1,038	93	192	18

Distribution:
Total Distribution	48	4	73	7	(25)	(34)
Total consolidated GAAP net revenues	1,278	100	1,111	100	167	15

Change in Deferred Revenues[3]
Activision and Blizzard:
Online[1]	(63)		26
PC	13		139

Next-generation (PS4, Xbox One, Wii U)	(301)		(76)
Prior-generation (PS3, Xbox 360, Wii)	(225)		(428)
Total console[2]	(526)		(504)

Mobile and other[5]	1		---
Total changes in deferred revenues	(575)		(339)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	209	30	227	29	(18)	(8)
PC	127	18	239	31	(112)	(47)

Next-generation (PS4, Xbox One, Wii U)	133	19	32	4	101	NM
Prior-generation (PS3, Xbox 360, Wii)	99	14	118	15	(19)	(16)
Total console[2]	232	33	150	19	82	55

Mobile and other[5]	87	12	83	11	4	5

Total Activision and Blizzard	655	93	699	91	(44)	(6)

Distribution:
Total Distribution	48	7	73	9	(25)	(34)
Total consolidated non-GAAP net revenues[4]	$703	100%	$772	100%	$(69)	(9)%

1 Revenues from online consist of revenues from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.

2 Downloadable content and their related revenues are included in each respective console platforms and total console.

3 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.

4 Total non-GAAP net revenues presented also represent our total operating segment net revenues.

5 Revenues from mobile and other include revenues from handheld and mobile devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

6 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2015 and 2014

(Amounts in millions)

	Three Months Ended
	March 31, 2015		March 31, 2014		$ Increase	% Increase
	Amount	% of Total[3]	Amount	% of Total[3]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$704	55%	$563	51%	$141	25%
Europe	464	36	462	42	2	---
Asia Pacific	110	9	86	8	24	28
Total consolidated GAAP net revenues	1,278	100	1,111	100	167	15

Change in Deferred Revenues[1]
North America	(350)		(233)
Europe	(196)		(125)
Asia Pacific	(29)		19
Total changes in net revenues	(575)		(339)

Non-GAAP Net Revenues by Geographic Region
North America	354	50	330	43	24	7
Europe	268	38	337	44	(69)	(20)
Asia Pacific	81	12	105	14	(24)	(23)
Total non-GAAP net revenues[2]	$703	100%	$772	100%	$(69)	(9)%

1 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.

2 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

3 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three Months Ended March 31, 2015 and 2014

(Amounts in millions)

	Three Months Ended
	March 31, 2015		March 31, 2014		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
Segment net revenues:
Activision[1]	$303	43%	$237	31%	$66	28%
Blizzard[2]	352	50	462	60	(110)	(24)
Distribution[3]	48	7	73	9	(25)	(34)
Operating segment total	703	100%	772	100%	(69)	(9)

Reconciliation to consolidated net revenues:
Net effect from deferral of revenues	575		339
Consolidated net revenues	$1,278		$1,111		$167	15%

Segment income from operations:
Activision[1]	$66	32%	$2	1%	$64	NM
Blizzard[2]	139	68	239	100	(100)	(42)
Distribution[3]	(1)	---	(1)	---	---	---
Operating segment total	204	100%	240	100%	(36)	(15)

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	362		219
Stock-based compensation expense	(23)		(30)
Amortization of intangible assets	(1)		(2)
Consolidated operating income	542		427		115	27
Interest and other expense, net	50		51
Consolidated income before income tax expense	$492		$376		$116	31%

Operating margin from total operating segments	29.0%		31.1%

1 Activision Publishing (“Activision”) — publishes interactive entertainment products and contents.

2 Blizzard Entertainment, Inc. (“Blizzard”) — publishes PC games and online subscription-based games in the MMORPG category.

3 Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

4 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

For the Trailing Twelve Months Ended March 31, 2015

EBITDA and Adjusted EBITDA

(Amounts in millions)

					Trailing Twelve
					Months Ended
	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	March 31, 2015

GAAP Net Income (Loss)	$204	$(23)	$361	$394	$936
Interest Expense, net	50	51	51	50	202
Provision (Benefit) for income taxes	56	(20)	27	98	161
Depreciation and amortization	19	22	29	20	90
EBITDA	329	30	468	562	1,389

Deferral of net revenues and related cost of sales (a)	(220)	180	475	(362)	71
Stock-based compensation expense (b)	22	22	29	23	97
Fees and other expenses related to the Purchase
Transaction and related debt financings (c)	---	48	(36)	---	13
Adjusted EBITDA	$131	$280	$936	$223	$1,570

(a)	Reflects the net change in deferred revenues and related cost of sales.
(b)	Includes expense related to stock-based compensation.
(c)

Reflects fees and other expenses (including legal fees, costs, expenses and accruals) related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

Trailing twelve months amounts are presented as calculated. Therefore, the sum of the four quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

Outlook for the Quarter Ending June 30, 2015 and

Year Ending December 31, 2015

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for	Outlook for
		Three Months Ending	Year Ending
		June 30, 2015	December 31, 2015

Net Revenues (GAAP)		$930	$4,250

Excluding the impact of:
Change in deferred net revenues	(a)	(280)	175

Net Revenues (Non-GAAP)		$650	$4,425

Earnings Per Diluted Share (GAAP)		$0.21	$0.98

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	(0.17)	0.12
Stock-based compensation	(c)	0.02	0.09
Amortization of intangible assets	(d)	-	0.01

Earnings Per Diluted Share (Non-GAAP)		$0.07	$1.20

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets from purchase price accounting.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.